EXHIBIT 5.20
CONSENT OF EFTHYMIOS KONIARIS
In connection with Alamos Gold Inc.’s registration statement on Form F-10 (the “Registration Statement”), and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein, to be filed with the United States Securities and Exchange Commission, I, Efthymios Koniaris, PhD., P.Eng, President, Q’Pit Inc., hereby consent to the use of and references to name, and the inclusion and incorporation by reference in the Registration Statement of the information approved by me that is of a scientific or technical nature and is included in the sections I authored and acted as a Qualified Person for the report titled “NI 43-101 Technical Report Feasibility Study for the Lynn Lake Gold Project, Manitoba, Canada”, dated January 25, 2018, and incorporated by reference in Alamos Gold Inc.’s annual report on Form 40-F dated March 28, 2023 and all other references to such information included or incorporated by reference in the Registration Statement.
Yours truly,

By:     /s/ Efthymios Koniaris
Efthymios Koniaris, PhD., P.Eng
President, Q’Pit Inc.
May 31, 2023